SCHEDULE 14C INFORMATION
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. ___)

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[X]   Preliminary Information Statement

[ ]   Confidential, for Use of Commission Only (as permitted by Rule
      14c-5(d)(2))

[ ]   Definitive Information Statement


                         Aero Systems Engineering, Inc.
                (Name of Registrant as Specified In Its Charter)


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                         AERO SYSTEMS ENGINEERING, INC.
                             A MINNESOTA CORPORATION
                            358 EAST FILLMORE AVENUE
                            ST. PAUL, MINNESOTA 55107

                     ---------------------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           MARCH 3, 1998, AT 2:00 P.M.

                     ---------------------------------------

TO AERO SYSTEMS ENGINEERING, INC. SHAREHOLDERS:

A special meeting (the "Special Meeting") of the shareholders of Aero Systems Engineering, Inc. (the "Company") will be held on March 3, 1998 at 2:00 p.m., Central Time, at the Company's headquarters, 358 East Fillmore Avenue, St. Paul, Minnesota 55107, for the following purposes:

      1. To consider and act upon the Board of Directors' recommendation that the Company's Articles of Incorporation be amended to increase the number of authorized shares of the Company's common stock from 3,000,000 shares to 10,000,000 shares.

      2. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

The stock transfer books of the Company will not be closed. In lieu thereof, and in accordance with the Bylaws, the Board of Directors has set the close of business on February 2, 1998 as the record date for the determination of the shareholders entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

The Board of Directors is not soliciting proxies to be voted at the Special Meeting. Accordingly, to vote on matters that will be considered at the Special Meeting, you must either attend the Special Meeting or deliver a valid proxy to a person who attends the Special Meeting. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Dated:  February ____, 1998.              By order of the Board of Directors



                                          Michael Browne
                                          Secretary

                         AERO SYSTEMS ENGINEERING, INC.
                             A MINNESOTA CORPORATION
                            358 EAST FILLMORE AVENUE
                            ST. PAUL, MINNESOTA 55107
                                  612-227-7515

                      ------------------------------------

                              INFORMATION STATEMENT
                         SPECIAL MEETING OF SHAREHOLDERS
                                  MARCH 3, 1998

                      ------------------------------------

                                     GENERAL

This Information Statement is furnished to the holders of common stock, $0.20 par value per share (the "Common Stock"), of Aero Systems Engineering, Inc., a Minnesota corporation ("Company"), in connection with a special meeting of the shareholders of the Company (the "Special Meeting") to be held on March 312, 1998 at 2:00 p.m. at the Company's headquarters, 358 East Fillmore Avenue, St. Paul, Minnesota 55107, and at any adjournments thereof. This Information Statement and the accompanying Notice of Special Meeting of Shareholders is intended by the Company to be mailed to its shareholders on or about February ___, 1998. The Company may reimburse brokerage firms, banks, and other custodians, nominees, and fiduciaries for expenses reasonably incurred in forwarding this Information Statement and accompanying Notice of Special Meeting of Shareholders to beneficial owners of shares.

The Special Meeting is being held for the purposes of voting on the Board of Directors' proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of the Company's common stock from 3,000,000 shares to 10,000,000 shares and to transact such other business as may properly come before the Special Meeting or any adjournments thereof.

Only holders of shares of the Company's $.20 per share par value common stock ("Common Stock") recorded at the close of business on February 2, 1998, the record date for the Special Meeting, will be entitled to notice of and to vote at the Special Meeting and any adjournment thereof. The securities of the Company outstanding as of February 2, 1998, and which are entitled to vote at the Special Meeting, consist of 2,551,717 shares of Common Stock, each share being entitled to one vote.

The presence of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Special Meeting will constitute a quorum. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Assuming a quorum is present at the Special Meeting, the affirmative vote of at least a majority of the shares present and voting at the Special Meeting will be required to approve the proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares from 3,000,000 shares to 10,000,000 shares.

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                             PRINCIPAL SHAREHOLDERS

The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company as of February 2, 1998 by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, by each director, by the Company's President and Chief Executive Officer, by each other executive officer of the Company who earned at least $100,000 in salary and bonus in 1997, and by all executive officers and directors as a group. Except as may be disclosed in the footnotes to the following table, none of the shareholders listed below beneficially owns common stock of the Company's parent(s) or subsidiaries other than through their ownership of the Company's Common Stock.

Name and Address                   Amount and Nature of
of Beneficial Owner              Beneficial Ownership (1)    Percent of Class(2)
-------------------              ------------------------    -------------------

Celsius Inc.                            2,041,782                    80.0%
1800 Diagonal Road
Suite 230
Alexandria, VA 22314

A. L. Maxson, Director                     62,000                     2.4%
5848 Long Brake Trail
Edina, MN 55435

Leon E. Ring, President, Chief                  0                       0
 Executive Officer, and Director
358 E. Fillmore Ave.
St. Paul, MN  55107

Robert A. Davis, Director                   3,100                       *
10 Airways Blvd.
Nashville, TN 37217

Christer Persson, Chairman                      0                       0
 and Director
c/o Celsius Inc.
1800 Diagonal Road
Suite 230
Alexandria, VA 22314

All executive officers
and directors
as a group (7 persons)                     76,400                     2.9%

-------------------------
*  Less than 1%.

(1) Each person or group who has sole voting and investment power with respect to, and directly owns, all outstanding shares.

(2) The percentage calculation is based on 2,551,717 shares outstanding at February 2, 1998.

                                   PROPOSAL 1

               AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE
                 THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

DESCRIPTION OF THE PROPOSED AMENDMENT

On February 2, 1998, the Company's Board of Directors unanimously approved and recommended that the Company's shareholders consider and approve an amendment to
Article VI of the Company's Articles of Incorporation ("Articles") to increase the number of shares of Common Stock which the Company is authorized to issue from 3,000,000 shares to 10,000,000 shares. The proposed amendment would become effective upon the filing of a Certificate of Amendment with the Minnesota Secretary of State. Upon the effectiveness of the proposed amendment, Article VI of the Articles would read in its entirety as follows:

                                   ARTICLE VI.

         The total authorized capital of this Corporation is 10,000,000 shares of common stock, par value $0.20 per share. There shall be no cumulative voting by the shareholders of the Corporation. The shareholders of this Corporation shall not have preemptive rights to subscribe for or acquire securities or rights to purchase securities of any kind, class or series of this Corporation.

The only difference between Article VI of the Articles as now in effect and
Article VI of the Articles as proposed to be amended is the number of authorized shares.

As of February 2, 1998, of the 3,000,000 shares of Common Stock authorized, there were 2,551,717 shares of Common Stock outstanding and 100,000 shares of Common Stock reserved for issuance under the Stock Option Plan and Agreement effective September 9, 1987 ("Directors' Plan") under which the Chairman of the Company's Board of Directors is authorized to grant options to purchase shares of Common Stock only to members of the Board at an exercise price of $1.25 per share. At December 31, 1997, no options to purchase shares of Common Stock were outstanding under the Directors' Plan, and in the year ended December 31, 1997, no options to purchase shares were granted under the Directors' Plan. The remaining 348,283 shares are available to be issued by the Company. The proposed additional 7,000,000 shares of authorized Common Stock would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding.

PURPOSES AND EFFECTS OF THE PROPOSED AMENDMENT

The principal purpose of the proposed amendment is to provide for a sufficient number of authorized shares of Common Stock for the three-for-two Common Stock dividend authorized by the Company's Board of Directors on February 2, 1998. The dividend is subject to the approval by the Company's shareholders of the above-described amendment to the Articles. Upon the issuance of the dividend, each shareholder of record on February 2, 1998 (the record date for the dividend) will receive one share of Common Stock for each two shares of Common Stock then held by that shareholder. No fractional shares will be issued. Instead, the Company will pay to the holder of any fractional share in cash the fair value of the fractional share based on the closing price of the Common Stock on February 2, 1998 as quoted on The Nasdaq SmallCap Market. For example, if a shareholder owned 137 shares of Common Stock on February 2, 1998 and the closing price of the Common Stock on that date was $1.50, in the three-for-two stock dividend that shareholder would receive 68 shares of Common Stock and a cash payment of $0.75. These amounts were calculated by dividing the 137 shares by 2, resulting in 68.5 shares, and then multiplying the $1.50 closing price on February 2, 1998 by the 0.5 fractional share.

The principal reason for the Common Stock dividend is increase the "public float" of the Company's Common Stock; that is, the number of shares of Common Stock that are not held directly or indirectly by any officer or director of the Company or by any other person who is the beneficial owner of more than 10% of the total number of the Company's shares of Common Stock outstanding. In 1997, the National Association of Securities Dealers, Inc. ("NASD") increased the public float requirement for any company's stock to be quoted on The Nasdaq SmallCap Market from 100,000 shares to 500,000 shares. The Company's public float currently is approximately 450,000 shares of Common Stock. The stock dividend, which can be effected only if the proposed amendment to the Articles is approved by the Company's shareholders, would increase the Company's public float to approximately 675,000 shares.

If the Common Stock was no longer quoted on The Nasdaq SmallCap Market, it would be quoted on the over-the-counter ("OTC") market. The Company believes that this would result in less liquidity for the Common Stock and less information available to shareholders regarding the market price and trading volume of the Common Stock.

Moreover, if the Common Stock was quoted on the OTC market, it may be subject to federal regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that regulate the trading of so-called "penny stocks" (the "Penny Stock Rules"). "Penny stocks" are generally defined as any security that is not listed on a national securities exchange or quoted on either The Nasdaq SmallCap Market or The Nasdaq National Market (collectively, the "Nasdaq Markets"), priced at less than $5.00 per share, and offered by an issuer with limited net tangible assets and revenues. Under the Penny Stock Rules, broker-dealers must take certain steps prior to selling a penny stock, including: (i) obtaining financial and investment information from the investor;
(ii) obtaining a written suitability questionnaire and purchase agreement signed by the investor; and (iii) providing the investor with a written identification of the shares being offered and the quantity of the shares. If the Penny Stock Rules are not followed by the broker-dealer, the investor has no obligation to purchase the shares. The application of the comprehensive Penny Stock Rules could make it more difficult for broker-dealers to sell the Company's Common Stock, and shareholders of the Company could have difficulty in selling their shares in the future in the secondary trading market.

In addition, equity securities listed on The Nasdaq Markets which are priced at less than $5.00 are deemed penny stocks for the limited purpose of Section 15(b)(6) of the Exchange Act. Section 15(b)(6) of the Exchange Act makes it unlawful for any broker-dealer to participate in a distribution of any penny stock without the consent of the Securities and Exchange Commission if, in the exercise of reasonable care, the broker-dealer is aware of or should have been aware of the participation of a previously sanctioned person. Accordingly, if the Company's Common Stock was a penny stock, it could be more difficult for broker-dealers to sell the Common Stock, and shareholders of the Company could have difficulty in selling their shares in the future in the secondary trading market.

In addition, an increase in the number of authorized shares of Common Stock would make shares available for other corporate purposes, including any future issuances of Common Stock in public or private financings, additional Common Stock dividends and splits, and the exercise or conversion of any options, warrants, convertible securities or rights which may hereafter be issued by the Company. Having additional authorized shares of Common Stock available for issuance in the future will give the Company greater flexibility without the expense and delay incidental to obtaining shareholder approval of an amendment to the Articles increasing the number of authorized shares at the time of any such action, except as may be required for a particular issuance by applicable law, rules or regulations. However, other than any issuances of shares upon the exercise of any options granted under the Directors' Plan, there is no present intent to issue shares in public or private offerings, upon the payment of any other stock dividends, in stock splits, or upon the issuance of options, warrants, convertible securities, rights or any other issuances involving the Company's Common Stock.

Under certain circumstances, the shares available for additional issuance could have an adverse effect on the market price and liquidity of the Common Stock or could make it more difficult for another person or entity to effect a merger with or otherwise obtain control of the Company. The issuance of the additional authorized but unissued shares by the Board of Directors in any public or private sale, merger or similar transaction would increase the number of outstanding shares and thereby dilute the equity interest and voting power of a party attempting to obtain control of the Company. Also, the additional shares of Common Stock could be privately placed with purchasers who may side with management of the Company in opposing a tender offer by a third party. However, the amendment to the Articles is not being proposed in response to any effort known to the Company's management to acquire control of the Company, and the Board of Directors has no present intention of issuing additional shares for such purpose.

SHAREHOLDER APPROVAL

The affirmative vote of a majority of the outstanding shares of Common Stock of the Company present and voting at the Special Meeting at which a quorum is present is required for approval of the proposed amendment to the Articles.

                                 OTHER BUSINESS

All items of business intended by the management to be brought before the shareholders at the Special Meeting are set forth in this Information Statement, and management knows of no other business to be presented.

                          FUTURE SHAREHOLDER PROPOSALS

Under the Securities Exchange Act of 1934, the shareholders of the Company have certain rights to have shareholder proposals included within the Proxy Statement of the Company for the Company's Annual Shareholders' Meeting in 1998. Any voting shareholder desiring to submit a proposal for consideration at the 1998 Annual Meeting should have forwarded the proposal so that it was received in the Company's principal executive offices no later than December 19, 1997. Proposals that were received by that date that were proper for consideration at the Annual Meeting and otherwise conformed to the rules of the Securities and Exchange Commission will be included in the 1998 Proxy Statement.

Dated:  February ___, 1998                By Order of the Board of Directors



                                          Michael Browne
                                          Secretary